SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2017

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Priceline Group Inc. (the "Company") adopted a new form of performance share unit agreement (the "Form PSU Agreement") under the Company's 1999 Omnibus Plan (the "Plan") with respect to 2017 performance share unit awards to its named executive officers. The Form PSU Agreement provides for the grant of performance share units to named executive officers, which generally vest at the end of three years of service but only result in the issuance of shares if the Company achieves a specified threshold of Cumulative Consolidated Adjusted EBITDA (as defined in the Form PSU Agreement). The exact number of shares issuable pursuant to the Form PSU Agreement depends on the Company's performance against Cumulative Consolidated Adjusted EBITDA targets set by the Compensation Committee for the performance period, and can range from 0 shares to 2x the nominal number of shares subject to the performance share units. The foregoing description of the Form PSU Agreement is a summary only and is qualified in its entirety by reference to the form agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 2, 2017, the Board of Directors approved an amended and restated version of the Company’s 1999 Omnibus Plan (the "1999 Plan"). The amendments, which were not material, primarily (i) permit share withholding for tax purposes based on maximum withholding rates and (ii) revise the definitions of "Company," "Plan" and "Effective Date," and the use of the term "Effective Date" in the 1999 Plan. The foregoing description is qualified in its entirety by reference to the text of the amended version of the 1999 Plan, which is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

On the same date, the Board of Directors approved an amended and restated version of the KAYAK Software Corporation 2012 Equity Incentive Plan (the "2012 Plan"), assumed by the Company in connection with its acquisition of KAYAK Software Corporation on May 29, 2013. The amendments, which were not material, primarily (i) permit share withholding for tax purposes based on maximum withholding rates and (ii) revise the definition of "Company" in the 2012 Plan. The foregoing description is qualified in its entirety by reference to the text of the amended version of the 2012 Plan, which is filed as Exhibit 99.3 hereto, and is incorporated herein by reference.

On the same date, the Board of Directors approved an amended and restated version of the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan (the "2009 Plan"), assumed by the Company in connection with its acquisition of OpenTable, Inc. on July 24, 2014. The amendments, which were not material, primarily (i) permit share withholding for tax purposes based on maximum withholding rates and (ii) make explicit that to the extent that shares withheld by the Company to pay withholding taxes related to full-value awards granted under the 2009 Plan are added back to the number of shares of stock available for issuance under the 2009 Plan, the number of such shares of stock added back shall not exceed the number of shares of stock calculated based on the minimum applicable statutory withholding rates. The foregoing description is qualified in its entirety by reference to the text of the amended version of the 2009 Plan, which is filed as Exhibit 99.4 hereto, and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits

(d)    Exhibits

Exhibit

99.1	2017 Form of Performance Share Unit Agreement under the Company's 1999 Omnibus Plan.

99.2	1999 Omnibus Plan, as amended and restated effective March 2, 2017.

99.3	KAYAK Software Corporation 2012 Equity Incentive Plan, as amended and restated effective March 2, 2017.

99.4	OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan, as amended and restated effective March 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Peter J. Millones
Name: Peter J. Millones
Title: Executive Vice President, General Counsel and Secretary

Date:  March 3, 2017

EXHIBIT INDEX

Exhibit

99.1    2017 Form of Performance Share Unit Agreement under the Company's 1999 Omnibus Plan.

99.2    1999 Omnibus Plan, as amended and restated effective March 2, 2017.

99.3    KAYAK Software Corporation 2012 Equity Incentive Plan, as amended and restated effective March 2, 2017.

99.4    OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan, as amended and restated effective March
2, 2017.